SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2013 (April 3, 2013)

Horiyoshi Worldwide, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53976	98-0513655
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3113 S. Grand Avenue Los Angeles, CA 90007 (Address of principal executive offices)
(213) 741-1920
(Registrant’s Telephone Number)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Horiyoshi Worldwide, Inc.

Form 8-K

Current Report

8.01	OTHER EVENTS

On April 3, 2013, Horiyoshi Worldwide, Inc., a Nevada corporation (the “Company”) effectuated a reverse split (the “Reverse Split”) of its common shares whereby every twelve (12) old shares of common stock were exchanged for one (1) new share of the Company's common stock.  As a result, the issued and outstanding shares of common stock of the Company decreased from nine million six hundred eighty five thousand three hundred thirty three (9,685,333) shares prior to the Reverse Split to eight hundred seven thousand one hundred eleven (807,111) shares following the Reverse Split.  FINRA confirmed approval of the Reverse Split on April 2, 2013, payable as a dividend to shareholders, and the Reverse Split became effective on April 3, 2013.  The Reverse Split shares are payable upon surrender of certificates to the Company's transfer agent.

Effective April 3, 2013, the Company’s symbol will change to HHWWD to reflect the Reverse Split and twenty (20) days thereafter, the "D" will be removed and the symbol will return to HHWW.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Horiyoshi Worldwide Inc.

Date: April 5, 2013	By:	/s/ Kerry Chung
Kerry Chung President